EXHIBIT 23









INDEPENDENT AUDITORS' CONSENT




We consent to the incorporation by reference in Registration Statements No. 33-56438 and No. 33-98124 of Taco Cabana, Inc. on Form S-8 of our report dated February 4, 1997 appearing in this Annual Report on Form 10-K of Taco Cabana, Inc. for the year ended December 29, 1996.



DELOITTE & TOUCHE LLP



San Antonio, Texas
March 28, 1996